                                                                     EXHIBIT 5.1







                           INTERNATIONAL ISOTOPES INC.


                                       AND


                       THE HOLDERS WHOSE SIGNATURES APPEAR
                          ON THE EXECUTION PAGES HEREOF





                              AMENDED AND RESTATED
                       REGISTRATION AND WARRANT AGREEMENT



                           Dated as of April 23, 1999

         AMENDED AND RESTATED REGISTRATION AND WARRANT AGREEMENT (this "Agreement") dated as of April 23, 1999 between INTERNATIONAL ISOTOPES INC., a Texas corporation (the "Company"), and the HOLDERS whose signatures appear on the execution pages hereof (hereinafter referred to variously as a "Holder" or the "Holders").

                                   WITNESSETH:

         WHEREAS, the Company and the Holders previously entered into a Registration and Warrant Agreement dated as of December 3, 1998 (the "Original Agreement"), providing for the issuance to the Holders of warrants ("Warrants") to purchase up to an aggregate of 1,600,000 shares of Common Stock, $.01 par value, of the Company; and

         WHEREAS, the Holders have purchased Units of securities of the Company, each Unit consisting of 16,000 shares of Common Stock and 16,000 Warrants to purchase additional shares of Common Stock at an exercise price of $13.75 per share, pursuant to a Private Placement Memorandum dated September 17, 1998 (the "Private Placement Memorandum").

         WHEREAS, the Company has determined to reset the exercise price of the Holders' existing Warrants and to issue new Warrants to the Holders such that each Holder who executes this Agreement will receive 1.75 Warrants, exercisable at an exercise price of $10.00 per share, in exchange for each Warrant originally purchased as part of the Units.

         WHEREAS, pursuant to this Agreement the Company and the Holders desire to amend and restate the "Original Agreement" to set forth the new terms of the Warrants and to allow for the issuance of up to 1,680,000 Warrants.

         NOW, THEREFORE, in consideration of the premises, the payment by the Holder to the Company of the purchase price of the Units, the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

         1. Grant. The Holders are hereby granted the right to purchase, at any time from December 3, 1998 until 5:30 P.M., central time, on November 30, 2001, up to an aggregate of 1,680,000 shares of Common Stock (the "Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $10.00 per share of Common Stock subject to the terms and conditions of this Agreement. Except as set forth herein, the Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock purchased by the Holders pursuant to the Private Placement Memorandum.

         2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3. Exercise of Warrant. The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock set forth in Section 6 hereof payable by certified or official bank check in Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal executive offices in Texas (presently located at 3100 Jim Christian Road, Denton, Texas 76207-9987) the registered Holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the shares of Common Stock purchasable under any

Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

         4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock and/or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares underlying the Warrants (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date of receipt thereof.

         6.  Exercise Price.

         6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $10.00 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.  Registration Rights.

         7.1 Registration Under the Securities Act of 1933. The Company has previously filed a Registration Statement on Form S-3 (the "Initial Registration Statement") with the Securities and Exchange Commission (the "SEC") to register pursuant to the Securities Act of 1933, as amended (i) the shares of Common Stock purchased as part of the Units pursuant to the Private Placement Memorandum and (ii) the shares of Common Stock issuable upon exercise of the Warrants issued under the Original Agreement. This Registration Statement was declared effective on February 10, 1999. The Company hereby covenants to file, within 45 days of the date hereof, and have declared effective, within 90 days of the date hereof, another Registration Statement (the "Supplemental Registration Statement") with the Securities and Exchange Commission to register the shares of Common Stock underlying the additional Warrants to be issued to Holders hereunder. The Company further agrees and covenants promptly to file post-effective amendments to each such Registration Statement as may be necessary in order to maintain its effectiveness and otherwise to take such action as may be necessary to maintain the effectiveness of each Registration Statement for three years from its effectiveness. In the event that, for any reason, whatsoever, the Company shall fail to maintain the effectiveness of the Registration Statements, the certificates representing the Common Stock purchased pursuant to the Private Placement Memorandum and Common Stock issuable upon exercise of the Warrants shall bear the following or a similar legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
                  (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         7.2 Covenants of the Company With Respect to Registration. In connection with the registration under Section 7.1 hereof, the Company covenants and agrees as follows:

                  (a) The Company shall use its best efforts to file the Supplemental Registration Statement within forty-five (45) days of the effective date hereof, shall use its best efforts to have such registration statement declared effective within ninety (90) days of the date hereof, shall furnish each Holder desiring to sell Common Stock such number of prospectuses as shall reasonably be requested, and shall maintain the effectiveness of the Initial Registration Statement and the Supplemental Registration Statement until the earlier of three (3) years from its effective date or the date upon which all shares registered thereunder have been sold.

                  (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Section 7.1 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

                  (c) The Company will take all necessary action which may be required in qualifying or registering the Common Stock included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement.

                  (e) The Holder(s) of the Common Stock to be sold pursuant to the registration statements, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement.

                  (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                  (g) The Company shall be permitted to include Common Stock of other shareholders of the Company in the registration statements filed pursuant to Section 7.1 hereof.

         8.  Adjustments to Exercise Price and Number of Securities.

         8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         8.2 Stock Dividends and Distributions. In case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately deceased. An adjustment made pursuant to this
Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

         8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of shares of Common Stock issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         8.4 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

         8.5 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

         8.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Warrants or the Common Stock issuable upon the exercise of the Warrants;

                  (b) If the amount of said adjustment shall be less than two cents (2(cent)) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2(cent)) per share.

         9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NNM or Nasdaq.

         12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

         13. Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which the Company deems shall not adversely affect the interests of the Holders of Warrant Certificates.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         16. Termination. This Agreement shall terminate at the close of business on November 30, 2001.

         17. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Texas or of the United States of America for the Northern District of Texas, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the company and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 3 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modifications or amendment is sought. This Agreement supercedes and replaces the Original Agreement with respect to the subject matter hereof as between the Company and any Holder executing this Agreement.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and any registered Holder(s) of the Warrant Certificates or any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the registered Holders of Warrant Certificates.

         22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                      INTERNATIONAL ISOTOPES INC.


                                      By:
                                         ---------------------------------------
                                         Name:  Ira Lon Morgan, Ph.D.
                                         Title: Chairman of the Board


                                      By:
                                         ---------------------------------------
                                         Name:  Carl W. Seidel
                                         Title: President and CEO


                                      HOLDERS:


                                      ------------------------------------------
                                      Name:
                                           -------------------------------------


                                      ------------------------------------------
                                      Name:
                                           -------------------------------------


                                      ------------------------------------------
                                      Name:
                                           -------------------------------------


                                      ------------------------------------------
                                      Name:
                                           -------------------------------------

                                   EXHIBIT "A"

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE REGISTRATION AND WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., CENTRAL TIME, November 30, 2001

No. W-                                                      Warrants to Purchase
                                                     ____ Shares of Common Stock

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that ________, or registered assigns, is the registered holder of _______ Warrants to purchase initially, at any time from November 30, 1998 until 5:30 p.m. New York time on November 30, 2001 ("Expiration Date"), up to __________ fully-paid and non-assessable shares of common stock, $.01 par value ("Common Stock"), of INTERNATIONAL ISOTOPES INC., a Texas corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $10.00 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Amended and Restated Registration and Warrant Agreement dated as of April 23, 1999 between the Company and the Holders executing such agreement on the signature pages thereof (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company and by surrender of this Warrant Certificate.

         No Warrant may be exercised after 5:30 p.m., central time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant

Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any negotiation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of April 23, 1999
                                            INTERNATIONAL ISOTOPES INC

                                            By:
                                               ---------------------------------
                                            Name:  Ira Lon Morgan, Ph.D.
                                            Title:  Chairman of the Board


              [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

[  ]    ___________ Shares of Common Stock;

        and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of International Isotopes Inc. in the amount of $______________, all in accordance with the terms of Section 3 of the Amended and Restated Registration and Warrant Agreement dated as of April 23, 1999 between International Isotopes Inc. and the Holders executing such agreement. The undersigned requests that a certificate for such securities be registered the name of __________________ whose address is _______________ and that such Certificate be delivered to
        _______________ whose address is _____________________.




Dated:




   Signature________________________________
                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of the
                                              Warrant Certificate.)


                                              ----------------------------------
                                              (Insert Social Security or Other
                                              Identifying Number of holder)

                              [FORM OF ASSIGNMENT]


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:
                                     Signature__________________________________
                                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                     ------------------------------------------
                                     (Insert Social Security or Other
                                     Identifying Number of Assignee)